Exhibit 10.4
AMENDMENT NO. 1 TO
COMMON STOCK AND WARRANT PURCHASE AGREEMENT
     This Amendment No. 1 (the “Amendment”) to the Common Stock and Warrant Purchase Agreement, dated as of April 6th, 2006 (the “Purchase Agreement”), is made as of April 27, 2006 (the “Execution Date”), by and among O2Diesel Corporation, a Delaware corporation (the “Company”), and Standard Bank PLC (the “Purchaser”).
     WHEREAS, the parties previously entered into the Purchase Agreement; and
     WHEREAS, the parties have determined that it is important to modify the liquidated damages provision in Section 5.1 of the Purchase Agreement, and
     WHEREAS, the parties with to amend the Purchase Agreement in order to satisfy certain conditions of the American Stock Exchange approval to list the Shares and the shares issuable upon exercise of the Warrants.
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. AMENDMENT TO SECTION 5.1 OF THE PURCHASE AGREEMENT.
     The penultimate sentence of Section 5.1 of the Purchase Agreement is hereby amended in its entirety to read as follows:
“The Company will pay to the Purchaser, in cash or shares of Common Stock at the Company’s discretion, 1% of the Purchase Price as liquidated damages for every month after the Deadline that it takes for the Registration Statements to be declared effective; provided that the maximum aggregate liquidated damages payable to the Purchaser under this Section 5.1 shall not exceed eight percent (8%) of the Purchase Price.”
     2. ADDITION OF SECTION 5.3 OF THE PURCHASE AGREEMENT.
     The following shall be added as a new Section 5.3 of the Purchase Agreement:
     “5.3 Stockholder Approval for Common Stock Issuable Upon Exercise of Warrants.
     Notwithstanding any provision contained herein or in the Warrant, Purchaser represents, warrants and covenants that it will not exercise any Warrant prior to the

Company receiving stockholder approval for the issuance of shares of Common Stock issuable upon exercise of the Warrants. The Company represents, warrants and covenants that it will seek stockholder approval for the issuance of such shares at its next meeting of stockholders, which will be convened no later than 90 days from the Execution Date. Purchaser agrees that it will not transfer any Warrants prior to the Company receiving such stockholder approval unless the transferee agrees to be bound by this Section 5.3.”
     3. GENERAL.
     Except as herein provided, the Purchase Agreement shall remain in full force and effect.
[Remainder of Page Intentionally Left Blank]

     The foregoing agreement is hereby executed effective as of the date first set forth above.

O2DIESEL CORPORATION

By:	/s/ David H. Shipman	By:	/s/ Alan R. Rae

	David H. Shipman	Name:	Alan R. Rae
	Chief Financial Officer	Title:	Chief Executive Officer

STANDARD BANK PLC

		By:	/s/ Nic Contomichalos

		Name:	Nic Contomichalos
		Title:	MANAGING DIRECTOR

[Signature Page to Amendment No. 1 to Common Stock and Warrant Purchase Agreement]